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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                              November 6, 1997
                      ---------------------------------
                      (Date of earliest event reported)


                          ATRIX LABORATORIES, INC.
           -------------------------------------------------------
           (Exact name of Registrant as specified in its charter)


   Delaware                  0-18231                         84-1043826
--------------       -----------------------      -----------------------------
(State or Other       (Commission File No.)       (IRS Employer Identification
Jurisdiction of                                                No.)
Incorporation)


              2579 Midpoint Drive, Fort Collins, Colorado 80525
         ------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (970) 482-5868
              --------------------------------------------------
             (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

                 On November 26, 1997 Atrix Laboratories, Inc. a Delaware corporation (the "Company"), sold $50,000,000 aggregate principal amount of its 7% Convertible Subordinated Notes due 2004 (the "Notes"), all of which were sold in reliance upon Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"). The Notes were sold by the Company to NationsBanc Montgomery Securities, Inc. and SBC Warburg Dillon Read Inc. (the "Initial Purchasers"), pursuant to a Purchase Agreement, dated November 21, 1997 (the "Purchase Agreement"), at a purchase price of 97.00% of the aggregate principal amount thereof. The Initial Purchasers' discount was 3.00% of the aggregate principal amount of the Notes, for an aggregate discount of $1,500,000. Under the terms of the Purchase Agreement, the Company has granted the Initial Purchasers an option exercisable for 30 days to purchase up to an aggregate of $7,500,000 additional principal amount of Notes solely to cover over-allotments, if any. The price to investors for the Notes sold in the offering was 100% of the principal amount thereof for an aggregate offering price of $50,000,000.

                 The Notes were issued pursuant to the provisions of the Indenture, dated as of November 15, 1997 (the "Indenture"), by and among the Company and State Street Bank and Trust Company of California, N.A., as trustee thereunder. The Notes will bear interest at the rate of 7% per annum until December 1, 2004. the Notes are convertible into common stock, $.001 par value (the "Common Stock"), of the Company at any time prior to the close of business on the maturity date, unless previously redeemed or repurchased, at a conversion price of $19.00 per share (equivalent to a conversion rate of approximately 52.63 shares per $1,000 principal amount of Notes), subject to adjustment in certain circumstances. The payment of principal, premium, if any, interest and any other amounts payable on or in respect of the Notes by the Company are on a subordinated basis in accordance with the terms of the Indenture.

                 The Notes and the Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act, in reliance upon the
exemption afforded by Rule 144A under the Securities Act.   Accordingly, the
Notes and the Common Stock issuable upon conversion of the Notes were offered and sold in the United States, in an aggregate principal amount of $50,000,000, only to qualified institutional buyers in reliance upon Rule 144A under the Securities Act.

                 The Company has agreed to file by December 26, 1997, a shelf registration statement registering the Notes and the Common Stock issuable upon conversion of the Notes, pursuant to a Registration Rights Agreement dated as of November 15, 1997, by and among the Company and the Initial Purchasers (the "Registration Rights Agreement").

    The foregoing summary of the Notes, the Indenture and the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and Registration Rights Agreement, forms of which are filed as Exhibits to this Current Report on Form 8-K (included in the Indenture in the case of the form of Note).





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ITEM 7.   FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     Not applicable.

         (b)     Not applicable.

         (c)     Exhibits.

                 4.1 Indenture, dated November 15, 1997, by and among Atrix Laboratories, Inc. and State Street Bank and Trust Company of California N.A., as trustee thereunder.

                 4.2 Registration Rights Agreement, dated November 15, 1997, by and among Atrix Laboratories, Inc. and NationsBanc Montgomery Securities, Inc. and SBC Warburg Dillon Read Inc.

                 99.1     Text of Press Release dated November 6, 1997.

                 99.2     Text of Press Release dated November 24, 1997.





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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 9th day of December, 1997.

                                        ATRIX LABORATORIES, INC.



                                        By: /s/ Brian G. Richmond
                                           ---------------------------
                                              Brian G. Richmond
                                              Vice President, Finance
                                              and Assistant Secretary





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                                 Exhibit Index


    Exhibit No.                       Description
    -----------                       -----------
         4.1     Indenture, dated November 15, 1997, by and among Atrix Laboratories, Inc. and State Street Bank and
                 Trust Company of California N.A., as trustee thereunder.

         4.2     Registration Rights Agreement, dated November 15, 1997, by and among Atrix Laboratories, Inc. and
                 NationsBanc Montgomery Securities, Inc. and SBC Warburg Dillon Read Inc.

         99.1    Text of Press Release dated November 6, 1997.

         99.2    Text of Press Release dated November 24, 1997.





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